Exhibit 99.1

Serina Therapeutics Reports Second Quarter 2025 Financial Results and Provides Business Highlights
HUNTSVILLE, August 11, 2025 (GLOBE NEWSWIRE) — Serina Therapeutics, Inc. (“Serina”) (NYSE American: SER), a clinical-stage biotechnology company advancing its lead IND candidate, SER-252, for advanced Parkinson's disease, enabled by its proprietary POZ Platform™ drug optimization technology, today announced its financial results for the second quarter ended June 30, 2025, along with key recent updates.
“We’re proud of the momentum we’ve built across our development programs. With SER-252 on track to enter the clinic later this year and the recent advancement of SER-270 for tardive dyskinesia, we are demonstrating how the POZ Platform can enable differentiated, long-acting therapies across neurological conditions with high unmet need,” said Steve Ledger, CEO of Serina Therapeutics. “We believe our proprietary polymer technology can unlock best-in-class treatment profiles and improve patient outcomes in ways not achievable with existing drug delivery approaches."
•Advancement of SER-270 for Tardive Dyskinesia: In July 2025, Serina announced the advancement of SER-270 (POZ-VMAT2i), a once-weekly injectable therapy for tardive dyskinesia (TD), enabled by the POZ Platform. The program aims to address unment needs in TD treatment, particularly for institutional use and adherence challenges. SER-270 may also be evaluated for Huntington's disease chorea, a high need indication with limited long-acting injectable (LAI) options.
•Board Appointments: In May 2025, Serina appointed Stephen (Steve) Brannan, M.D. to its Board of Directors. Mr. Brannan brings more than three decades of experience in neuroscience and neuropsychiatry drug development, with a proven track record of leading clinical programs from early development through regulatory approval and commercialization. Dr. Brannan held senior leadership roles at Takeda, Novartis, Cyberonics (now LivaNova), and Eli Lilly, focusing on clinical programs for depression, Alzheimer's, schizophrenia, and epilepsy. Most recently, as Chief Medical Officer at Karuna Therapeutics, he led the clinical strategy for KarXT (xanomeline–trospium), the first new schizophrenia treatment in over 30 years, which was key in Karuna’s $14 billion acquisition by Bristol Myers Squibb in 2024. This addition strengthens Serina’s Board as the company advances its innovative therapeutic pipeline toward the clinic.
•$5 Million in Funding: In April 2025, Serina secured $5 million from strategic shareholders to support the continued development of SER-252 (POZ-apomorphine), Serina's lead clinical candidate for Advanced Parkinson's disease, as the company prepares to initiate a Phase 1 clinical trial in the fourth quarter of 2025.
•Financing via ATM: In April 2025, Serina entered into a Capital on Demand™ Sales Agreement with JonesTrading Institutional Services LLC with respect to an at the market offering program under which the Company may offer and sell $13.3 million of shares of Serina common stock in "at-the-market" (ATM) offerings. As of August 8, 2025, Serina issued 199,562 shares of common stock at a gross average price of $5.95, resulting in net proceeds of $1.2 million.

Second Quarter Operating Results
Revenues: Revenues were $130 thousand for three months ended June 30, 2025, compared to $51 thousand for the same period in 2024. Revenues were comprised entirely of grant revenues from the National Institutes of Health.
Operating expenses: Operating expenses for the three months ended June 30, 2025 and 2024 were $5.7 million and $3.9 million, respectively.

Research and Development (R&D) Expenses: R&D expenses were $3.2 million for the three months ended June 30, 2025, compared to $1.6 million for the same period in 2024. The increase of $1.6 million is primarily driven by increases in outside research services, consultant spend for research programs and an increase in salaries, payroll related expenses and stock based compensation as a result of increased headcount. These increases were partially offset by decreases in professional fees for the maintenance of certain patent and other intellectual property and biological material assets included in Legacy Assets and severance related costs.
General and Administrative Expenses: General and administrative expenses were $2.5 million for the three months ended June 30, 2025, compared to $2.3 million for the same period in 2024. The increase of $0.2 million is due primarily to increases of stock based compensation expenses as a result of new option grants, and financial consulting expenses primarily due to the deployment of new platforms and software. These increases were partially offset by a decrease in legal fees primarily as the result of the conclusion of our post-merger compliance and reporting activities.
Other (Expense) Income, Net: Other expense, net was $0.9 million for the three months ended June 30, 2025 compared to $9.0 million net income for the same period in 2024. The $9.9 million increase in expenses was primarily attributable $10.3 million change in fair value of liability classified warrants, offset by the decrease of $0.3 million in interest expense.
Net (Loss) Income: The net loss attributable to Serina for the three months ended June 30, 2025 was $6.4 million, or $(0.66) per basic and diluted share, compared to net income of $5.2 million, or $0.61 per basic share and $0.51 per diluted share for 2024.
Liquidity Information
Cash and cash equivalents totaled $6.0 million as of June 30, 2025.
The Company projects its cash and cash equivalents as of June 30, 2025 to fund operations into the fourth quarter of 2025.
About Serina Therapeutics
Serina is a clinical-stage biotechnology company developing a pipeline of wholly owned drug product candidates to treat neurological diseases and other indications. Serina’s POZ PlatformTM provides the potential to improve the integrated efficacy and safety profile of multiple modalities including small molecules, RNA-based therapeutics and antibody-based drug conjugates (ADCs). Serina is headquartered in Huntsville, Alabama on the campus of the HudsonAlpha Institute of Biotechnology.
About the POZ Platform™
Serina’s proprietary POZ technology is based on a synthetic, water soluble, low viscosity polymer called poly(2-oxazoline). Serina’s POZ technology is engineered to provide greater control in drug loading and more precision in the rate of release of attached drugs delivered via subcutaneous injection. The therapeutic agents in Serina’s product candidates are typically well-understood and marketed drugs that are effective but are limited by pharmacokinetic profiles that can include toxicity, side effects and short half-life. Serina believes that by using POZ technology, drugs with narrow therapeutic windows can be designed to maintain more desirable and stable levels in the blood.
Serina’s POZ platform delivery technology has potential for use across a broad range of payloads and indications. Serina intends to advance additional applications of the POZ platform via out-licensing, co-development, or other partnership arrangements, including the non-exclusive license agreement with Pfizer, Inc. to use Serina’s POZ polymer technology for use in lipid nanoparticle drug (LNP) delivery formulations.
About SER-252 (POZ-apomorphine)
SER 252 is an investigational apomorphine therapy developed with Serina’s POZ platform and designed to provide continuous dopaminergic stimulation (CDS). CDS has been shown to reduce the severity of levodopa-related motor complications (dyskinesia) in Parkinson’s disease. Preclinical studies support the potential of SER 252 to provide CDS without skin reactions. Serina plans to advance SER 252 to clinical testing in 2025.
About SER-270 (POZ-VMAT2i)
SER-270 is an investigational once-weekly VMAT2 inhibitor developed with Serina’s POZ platform to address adherence and access challenges in tardive dyskinesia. TD is a disabling movement disorder often caused by long-term exposure to antipsychotic medications. The subcutaneous formulation of SER-270 is designed for patients on long-acting injectable antipsychotics, those with dysphagia, and institutionalized populations and other patients with challenged adherence. Serina is also exploring development in Huntington’s disease chorea.
For more information, please visit https://serinatherapeutics.com.
Cautionary Statement Regarding Forward-Looking Statement
References in this Report to “Serina,” “the Company,” “we” or “us” refer to Serina Therapeutics, Inc.
This release contains forward-looking statements within the meaning of federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in Serina’s periodic reports filed with the Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors” and other filings that Serina may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, Serina disclaims any intent or obligation to update these forward-looking statements. These statements are based on management’s current expectations, plans, beliefs or forecasts for the future, and are subject to uncertainty and changes in circumstances. Any express or implied statements in this press release that are not statements of historical fact, including statements about the potential of Serina’s POZ polymer technology, Serina’s estimates regarding future revenue, expenses, capital requirements and need for additional financing, the sufficiency of Serina’s existing cash and cash equivalents to support operations into the fourth quarter of 2025, and Serina’s planned clinical programs, including planned clinical trials, are forward-looking statements that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; Serina’s ability to continue as a going concern; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from our clinical studies; whether and when any applications may be filed for any drug or vaccine candidates in any jurisdictions; whether and when regulatory authorities may approve any potential applications that may be filed for any drug or vaccine candidates in any jurisdictions, which will depend on a myriad of factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such drug or vaccine candidates will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any drug or vaccine candidates; and competitive developments. These risks as well as other risks are more fully discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the company’s other periodic reports and documents filed from time to time with the SEC. The information contained in this release is as of the date hereof, and Serina assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

For inquiries, please contact:
Stefan Riley
sriley@serinatherapeutics.com
(256) 327-9630

SERINA THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$6,041	$3,672
Prepaid expenses and other current assets	1,950	2,004
Total current assets	7,991	5,676

Property and equipment, net	588	501
Right of use assets - operating leases	362	461
Right of use assets - finance leases	—	86
TOTAL ASSETS	$8,941	$6,724

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,706	$744
Accrued expenses	1,310	1,429
Other current liabilities	545	193
Total current liabilities	3,561	2,366

Warrant liability	3,549	3,582
Operating lease liabilities, net of current portion	185	268
TOTAL LIABILITIES	7,295	6,216

Stockholders’ equity:
Series A convertible preferred stock	4,940	—
Common stock	1	1
Additional paid-in capital	52,440	44,958
Accumulated deficit	(55,579)	(44,318)
Total Serina Therapeutics, Inc. stockholders’ equity	1,802	641
Noncontrolling interest	(156)	(133)
Total stockholders’ equity	1,646	508
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,941	$6,724

SERINA THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ending June 30,
	2025	2024	2025	2024
REVENUES
Grant revenues	$130	$51	$130	$56
Total revenues	130	51	130	56

OPERATING EXPENSES
Research and development	3,152	1,594	6,103	2,700
General and administrative	2,543	2,323	5,450	3,543
Total operating expenses	5,695	3,917	11,553	6,243

Loss from operations	(5,565)	(3,866)	(11,423)	(6,187)

OTHER (EXPENSE) INCOME, NET
Interest expense	(9)	(307)	(9)	(493)
Change in fair value of convertible promissory notes	—	—	—	(7,017)
Change in fair value of warrants	(956)	9,294	33	3,716
Other income, net	68	56	115	143
Total other (expense) income, net	(897)	9,043	139	(3,651)

NET (LOSS) INCOME	(6,462)	5,177	(11,284)	(9,838)
Net loss attributable to noncontrolling interest	14	27	23	27

NET (LOSS) INCOME ATTRIBUTABLE TO SERINA THERAPEUTICS, INC.	$(6,448)	$5,204	$(11,261)	$(9,811)

NET (LOSS) INCOME PER COMMON SHARE:
BASIC	$(0.66)	$0.61	$(1.15)	$(1.74)
DILUTED	$(0.66)	$0.51	$(1.15)	$(1.74)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC	10,004	8,514	9,883	5,652
DILUTED	10,004	10,157	9,883	5,652

SERINA THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended June 30,
	2025	2024
OPERATING ACTIVITIES:
Net loss	$(11,284)	$(9,838)
Depreciation and amortization	33	82
Non-cash lease expense	116	116
Non-cash interest expense on convertible promissory note	—	163
Amortization of debt issuance costs	—	329
Stock-based compensation	1,846	511
Common stock issued to consultant for services rendered	60	—
Restricted stock units released to consultant for services rendered	29	—
Change in fair value of convertible promissory notes	—	7,017
Change in fair value of warrants	(33)	(3,716)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	50	(2,679)
Accounts payable	963	(1,204)
Accrued expenses	(115)	(194)
Accrued interest on convertible promissory notes	—	—
Operating lease liabilities	(105)	(112)
Other current liabilities	368	(61)
Net cash used in operating activities	(8,072)	(9,586)

INVESTING ACTIVITIES:
Purchase of equipment	(46)	(14)
Net cash used in investing activities	(46)	(14)

FINANCING ACTIVITIES:
Drawdown on loan facilities from Juvenescence	—	2,925
Cash and restricted cash acquired in connection with the Merger	—	337
Proceeds from the exercise of Post-Merger Warrants by Juvenescence	—	4,988
Proceeds from the exercise of stock options	2	4
Proceeds from issuance of stock to Juvenescence, net	4,916	—
Principal repayment on loan facilities to Juvenescence	—	(133)
Principal repayments on finance lease liabilities	—	(26)
Proceeds from issuance of Series A convertible preferred stock, net	4,940	—
Proceeds from issuance of common stock under at-the-market sales agreement, net	629	—
Net cash provided by financing activities	10,487	8,095

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,369	(1,505)

CASH AND CASH EQUIVALENTS:
At beginning of the period	3,672	7,619
At end of the period	$6,041	$6,114

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
Issuance of common stock upon conversion of redeemable convertible preferred stock	$—	$36,404
Merger and issuance of common stock upon consummation of Merger on March 26, 2024	$—	$961
Deemed dividend from issuance of warrants	$—	$18,501
Issuance of warrants upon exercise of Post-Merger warrants	$—	$1,372
Transfer of right‑of‑use assets to property and equipment upon title transfer	$75	$—